Exhibit 99.1

For investors	For media
+1 858-221-3304	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

Resmed Inc. Announces Results for the Fourth Quarter of Fiscal Year 2026

•	Q4 revenue increased by 9% to a record $1.5 billion; up 8% on a constant currency basis

•	Q4 GAAP diluted earnings per share up 2% to $2.64; non-GAAP diluted earnings per share up 16% to $2.95

•	Returned $1.0 billion to shareholders through share repurchases and dividends during FY2026, an increase of more than 70%

Note: A webcast of Resmed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, August 6, 2026 – Resmed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended June 30, 2026.

“We closed fiscal year 2026 with strong fourth quarter results, reflecting continued momentum of our global business, sustained demand for our market-leading products, and disciplined execution of our strategy,” said Resmed’s Chairman and CEO, Mick Farrell.

“Year-over-year, we delivered 9% reported revenue growth, 90 basis points of gross margin expansion, and a 16% increase in earnings per share. For full year 2026, our $1.6 billion in free cash flow enabled us to invest in innovation, strengthen our market leadership, and return more than $1 billion to our shareholders.”

“As we enter fiscal year 2027, we will leverage our global scale and enhance our digital capabilities to benefit our patients, providers, and customers. We will use our industry-leading portfolio to improve patient outcomes, reduce healthcare costs, and drive long-term profitable growth for our shareholders.”

Financial Highlights

•	FY 2026 revenue increased by 10% to $5.7 billion; up 8% on a constant currency basis

•	FY 2026 GAAP gross margin up 170 bps to 61.1%; non-GAAP gross margin up 240 bps to 62.4%

•	FY 2026 GAAP operating margin up 70 bps to 33.4%, non-GAAP operating margin up 180 bps to 36.1%

•	FY 2026 GAAP diluted earnings per share of $10.43; non-GAAP diluted earnings per share of $11.17, an increase of 17%

•	FY 2026 operating cash flow of $1.8 billion; free cash flow of $1.6 billion

•	Guiding to more than $1.85 billion in capital to be returned to shareholders through share repurchases and dividends during FY 2027; announced quarterly dividend increase of 10% to $0.66 per quarter

Other Business and Operational Highlights

•	Announced agreement to sell MatrixCare business; transaction expected to close during the first quarter of Resmed’s fiscal year 2027.

•	Completed acquisition of Noctrix Health, a medical device company selling FDA De Novo classified wearable therapeutics for Restless Leg Syndrome, or RLS.

•	Partnered with ŌURA to expand access to sleep health education and pathways to care, helping more people sleep better and improve their overall health.

•

Following other successful launches in APAC, EMEA and the Americas, launched AirSense 11 in Taiwan. Additionally, launched AirCurve 11 ST/ST-A in the U.S. and AirTouch F30i Comfort in Brazil and Chile.

RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	June 30, 2026	June 30, 2025	% Change	Constant Currency (A)
Revenue	$1,464	$1,348	9%	8%
Gross margin	58.8%	60.8%	(200) bps
Non-GAAP gross margin (B)	62.3%	61.4%	90 bps
Research and development expenses	106	86	22	19
Selling, general, and administrative expenses	296	267	11	8
Non-GAAP selling, general, and administrative expenses(B)	291	265	10	7
Income from operations	449	455	(1)
Operating margin	30.7%	33.7%	(300) bps
Non-GAAP income from operations (B)	515	476	8
Non-GAAP operating margin	35.2%	35.3%	(10) bps
Net income	383	380	1
Non-GAAP net income (B)	428	375	14
Diluted earnings per share	$2.64	$2.58	2
Non-GAAP diluted earnings per share (B)	$2.95	$2.55	16
Operating cash flow	455	539	(16)
Free cash flow(C)	404	508	(21)

	Twelve Months Ended
	June 30, 2026	June 30, 2025	% Change	Constant Currency (A)
Revenue	$5,653	$5,146	10%	8%
Gross margin	61.1%	59.4%	170 bps
Non-GAAP gross margin (B)	62.4%	60.0%	240 bps
Research and development expenses	378	331	14	12
Selling, general, and administrative expenses	1,120	993	13	10
Non-GAAP selling, general, and administrative expenses(B)	1,108	991	12	9
Income from operations	1,887	1,685	12
Operating margin	33.4%	32.7%	70 bps
Non-GAAP income from operations (B)	2,039	1,763	16
Non-GAAP operating margin	36.1%	34.3%	180 bps
Net income	1,523	1,401	9
Non-GAAP net income (B)	1,632	1,407	16
Diluted earnings per share	$10.43	$9.51	10
Non-GAAP diluted earnings per share (B)	$11.17	$9.55	17
Operating cash flow	1,806	1,752	3
Free cash flow(C)	1,650	1,662	(1)

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.
(C)	Free cash flow is equal to operating cash flow less purchases of property, plant and equipment.

RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 3 of 10

Discussion of Fourth Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Strong revenue growth: Revenue increased 9% (8% in constant currency) to approximately $1.5 billion, driven by strong demand across sleep devices, masks, accessories, and software solutions.

•

Global momentum: Americas Sleep and Breathing Health revenue grew 8%, Rest of World Sleep and Breathing Health grew 10% in constant currency, and Residential Care Software revenue increased 2% in constant currency.

•

Healthy profitability: GAAP gross margin of 58.8%. Non-GAAP gross margin increased 90 basis points to 62.3%, predominantly from productivity pipeline execution. The primary difference is our $42 million Astral field safety notification expenses.

•

Robust earnings growth: GAAP income from operations of $449 million and GAAP diluted earnings per share of $2.64. Non-GAAP income from operations increased 8% and non-GAAP diluted earnings per share grew 16% to $2.95, predominantly attributable to strong sales growth and gross margin improvement.

•

Strong cash generation: Operating cash flow totaled $455 million and free cash flow totaled $404 million, supporting $287 million returned to shareholders through dividends and share repurchases while maintaining investment in innovation and growth initiatives.

Dividend program

The Resmed board of directors today declared a quarterly cash dividend of $0.66 per share, representing an increase of 10% over our previous quarterly dividend. The dividend will have a record date of August 20, 2026, payable on September 24, 2026. The dividend will be paid in U.S. currency to holders of Resmed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be August 19, 2026, for common stockholders and for CDI holders. Resmed has received a waiver from the ASX’s settlement operating rules, which will allow Resmed to defer processing conversions between its common stock and CDI registers from August 19, 2026, through August 20, 2026, inclusive.

Webcast details

Resmed will discuss its fourth quarter fiscal year 2026 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on Resmed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q4 2026 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13761408. The telephone replay will be available until August 20, 2026.

About Resmed

Resmed (NYSE: RMD, ASX: RMD) creates life-changing health technologies that people love. We’re relentlessly committed to pioneering innovative technology to empower millions of people in 140 countries to live happier, healthier lives. Our AI-powered digital health solutions, cloud-connected devices and intelligent software make home healthcare more personalized, accessible and effective. Ultimately, Resmed envisions a world where every person can achieve their full potential through better sleep and breathing, with care delivered in their own home. Learn more about how we’re redefining sleep health at Resmed.com and follow @Resmed.

RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 4 of 10

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding Resmed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in Resmed’s periodic reports on file with the U.S. Securities & Exchange Commission. Resmed does not undertake to update its forward-looking statements.

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RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net revenue	$1,463,647	$1,347,993	$5,653,443	$5,146,327
Cost of sales	552,245	520,068	2,128,040	2,060,753
Amortization of acquired intangibles (1)	8,301	9,367	31,779	32,116
Masks with magnets field safety notification expenses (1)	—	(1,512)	—	(1,512)
Astral field safety notification expenses (1)	41,885	—	41,885	—

Total cost of sales	$602,431	$527,923	$2,201,704	$2,091,357

Gross profit	$861,216	$820,070	$3,451,739	$3,054,970
Research and development	105,726	86,443	378,285	331,284
Selling, general, and administrative	290,655	265,125	1,108,042	991,019
Acquisition and portfolio review related expenses (1)	5,628	2,031	11,486	2,031

Total selling, general, and administrative	296,283	267,156	1,119,528	993,050
Amortization of acquired intangibles (1)	10,499	11,928	45,466	45,273
Restructuring expenses (1)	—	—	21,745	—

Total operating expenses	$412,508	$365,527	$1,565,024	$1,369,607

Income from operations	$448,708	$454,543	$1,886,715	$1,685,363
Other income (expenses), net:
Interest (expense) income, net	$20,885	$5,757	$49,914	$4,114
Gain (loss) attributable to equity method investments	2,232	1,269	6,955	3,644
Gain (loss) on equity investments	1,001	(2,533)	(15,014)	(10,299)
Other, net	1,338	(983)	(9,154)	(5,256)

Total other income (expenses), net	25,456	3,510	32,701	(7,797)

Income before income taxes	$474,164	$458,053	$1,919,416	$1,677,566
Income taxes	90,732	78,348	396,123	276,843

Net income	$383,432	$379,705	$1,523,293	$1,400,723

Basic earnings per share	$2.65	$2.59	$10.47	$9.55
Diluted earnings per share	$2.64	$2.58	$10.43	$9.51
Non-GAAP diluted earnings per share (1)	$2.95	$2.55	$11.17	$9.55
Basic shares outstanding	144,706	146,472	145,523	146,716
Diluted shares outstanding	144,976	147,037	146,054	147,340

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	June 30, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$1,469,234	$1,209,450
Accounts receivable, net	1,036,233	939,492
Inventories	945,805	927,711
Prepayments and other current assets	416,081	428,952
Assets held for sale	$457,386	$—

Total current assets	$4,324,739	$3,505,605
Non-current assets:
Property, plant, and equipment, net	$581,829	$550,790
Operating lease right-of-use assets	153,167	167,497
Goodwill and other intangibles, net	3,362,312	3,511,541
Deferred income taxes and other non-current assets	543,903	438,958

Total non-current assets	$4,641,211	$4,668,786

Total assets	$8,965,950	$8,174,391

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$308,923	$278,157
Accrued expenses	494,921	402,253
Operating lease liabilities, current	29,141	30,506
Deferred revenue	162,911	166,030
Income taxes payable	98,108	132,274
Short-term debt	259,950	9,900
Liabilities held for sale	$41,156	$—

Total current liabilities	$1,395,110	$1,019,120
Non-current liabilities:
Deferred revenue	$170,951	$156,803
Deferred income taxes	64,640	77,682
Operating lease liabilities, non-current	137,413	153,015
Other long-term liabilities	213,028	141,520
Long-term debt	399,415	658,392

Total non-current liabilities	$985,447	$1,187,412

Total liabilities	$2,380,557	$2,206,532

Stockholders’ equity
Common stock	$764	$761
Additional paid-in capital	2,190,614	2,033,599
Retained earnings	7,255,121	6,081,490
Treasury stock	(2,778,591)	(2,073,292)
Accumulated other comprehensive income	(82,515)	(74,699)

Total stockholders’ equity	$6,585,393	$5,967,859

Total liabilities and stockholders’ equity	$8,965,950	$8,174,391

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RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended		Twelve Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Cash flows from operating activities:
Net income	$383,432	$379,705	$1,523,293	$1,400,723
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	44,778	63,628	201,342	198,473
Amortization of right-of-use assets	10,343	10,660	42,810	37,338
Stock-based compensation costs	27,458	24,751	104,348	91,661
(Gain) loss attributable to equity method investments, net of dividends received	2,340	(1,269)	(2,382)	(3,644)
(Gain) loss on equity investments	(1,000)	2,533	15,014	10,299
Gain on previously held equity investment	(4,353)	—	(4,353)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(37,209)	(5,215)	(96,778)	(76,684)
Inventories, net	(33,866)	(32,133)	(9,920)	(80,165)
Prepaid expenses, net deferred income taxes and other current assets	12,150	47,017	(140,260)	82,629
Accounts payable, accrued expenses, income taxes payable and other	50,558	49,089	172,715	90,958

Net cash provided by (used in) operating activities	$454,631	$538,766	$1,805,829	$1,751,588
Cash flows from investing activities:
Purchases of property, plant, and equipment	(51,127)	(30,585)	(156,285)	(89,865)
Patent registration and acquisition costs	(5,384)	(3,193)	(18,670)	(10,777)
Purchases of intangible assets	(739)	—	(2,218)	—
Business acquisitions, net of cash acquired	(325,319)	(138,578)	(350,724)	(139,248)
Purchases of investments	(2,000)	(2,013)	(28,536)	(6,416)
Proceeds from exits of investments	—	250	2,752	4,628
Proceeds (payments) on maturity of foreign currency contracts	918	40,406	8,482	41,633

Net cash provided by (used in) investing activities	$(383,651)	$(133,713)	$(545,199)	$(200,045)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	29,314	30,156	74,503	74,439
Purchases of treasury stock	(200,000)	(100,008)	(700,037)	(300,025)
Acquisition of consolidated subsidiary	—	(10,855)	—	(10,855)
Taxes paid related to net share settlement of equity awards	(388)	(590)	(21,833)	(18,077)
Payments of business combination contingent consideration	—	—	—	(855)
Repayment of borrowings	(5,000)	(5,000)	(10,000)	(40,000)
Dividends paid	(87,090)	(77,590)	(349,662)	(310,880)

Net cash provided by (used in) financing activities	$(263,164)	$(163,887)	$(1,007,029)	$(606,253)

Effect of exchange rate changes on cash	$905	$35,573	$6,183	$25,799

Net increase (decrease) in cash and cash equivalents	(191,279)	276,739	259,784	971,089
Cash and cash equivalents at beginning of period	1,660,513	932,711	1,209,450	238,361

Cash and cash equivalents at end of period	$1,469,234	$1,209,450	$1,469,234	$1,209,450

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RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and field safety notification expenses and are reconciled below:

	Three Months Ended		Twelve Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$1,463,647	$1,347,993	$5,653,443	$5,146,327
GAAP cost of sales	$602,431	$527,923	$2,201,704	$2,091,357
Less: Amortization of acquired intangibles (A)	(8,301)	(9,367)	(31,779)	(32,116)
Less: Masks with magnets field safety notification expenses (A)	—	1,512	—	1,512
Less: Astral field safety notification expenses (A)	(41,885)	—	(41,885)	—

Non-GAAP cost of sales	$552,245	$520,068	$2,128,040	$2,060,753
GAAP gross profit	$861,216	$820,070	$3,451,739	$3,054,970
GAAP gross margin	58.8%	60.8%	61.1%	59.4%
Non-GAAP gross profit	$911,402	$827,925	$3,525,403	$3,085,574
Non-GAAP gross margin	62.3%	61.4%	62.4%	60.0%

The measures “non-GAAP selling, general, and administrative expenses” and “non-GAAP selling, general, and administrative expenses as a percentage of revenues” exclude acquisition and portfolio review related expenses and are reconciled below:

	Three Months Ended		Twelve Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$1,463,647	$1,347,993	$5,653,443	$5,146,327
GAAP selling, general, and administrative	296,283	267,156	1,119,528	993,050
Less: Acquisition and portfolio review related expenses (A)	(5,628)	(2,031)	(11,486)	(2,031)

Non-GAAP selling, general, and administrative	290,655	265,125	1,108,042	991,019

As a percentage of revenue:
GAAP selling, general, and administrative expenses	20.2%	19.8%	19.8%	19.3%
Non-GAAP selling, general, and administrative expenses	19.9%	19.7%	19.6%	19.3%

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RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Twelve Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP income from operations	$448,708	$454,543	$1,886,715	$1,685,363
Amortization of acquired intangibles—cost of sales (A)	8,301	9,367	31,779	32,116
Amortization of acquired intangibles—operating expenses (A)	10,499	11,928	45,466	45,273
Restructuring (A)	—	—	21,745	—
Masks with magnets field safety notification expenses (A)	—	(1,512)	—	(1,512)
Astral field safety notification expenses (A)	41,885	—	41,885	—
Acquisition and portfolio review related expenses (A)	5,628	2,031	11,486	2,031

Non-GAAP income from operations	$515,021	$476,357	$2,039,076	$1,763,271

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Twelve Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income	$383,432	$379,705	$1,523,293	$1,400,723
Amortization of acquired intangibles—cost of sales (A)	8,301	9,367	31,779	32,116
Amortization of acquired intangibles—operating expenses (A)	10,499	11,928	45,466	45,273
Restructuring expenses (A)	—	—	21,745	—
Gain on previously held equity investment(A)	(4,353)	—	(4,353)	—
Masks with magnets field safety notification expenses (A)	—	(1,512)	—	(1,512)
Astral field safety notification expenses (A)	41,885	—	41,885	—
Acquisition and portfolio review related expenses (A)	5,628	2,031	11,486	2,031
Tax benefit from business cessation(A)	—	(21,430)	—	(21,430)
Income tax effect of interest and penalties on income tax refunds (A)	—	—	—	(29,976)
Income tax effect on non-GAAP adjustments (A)	(17,059)	(5,544)	(39,453)	(20,448)

Non-GAAP net income (A)	$428,333	$374,545	$1,631,848	$1,406,777

GAAP diluted shares outstanding	144,976	147,037	146,054	147,340
GAAP diluted earnings per share	$2.64	$2.58	$10.43	$9.51
Non-GAAP diluted earnings per share (A)	$2.95	$2.55	$11.17	$9.55

(A)

Resmed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, gains on previously held equity investments, field safety notification expenses, acquisition and portfolio review related expenses and associated tax effects, in addition to tax benefits from business cessation, and the tax effect of interest and penalties on tax refunds from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

Resmed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. Resmed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. Resmed believes this information provides investors better insight when evaluating Resmed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Fourth Quarter 2026 Earnings Press Release – August 6, 2026	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	June 30, 2026	(A)	June 30, 2025	(A)	% Change	Constant Currency (B)
Americas (C)
Devices	$459		$433		6%
Masks and other	394		359		10

Total Americas (C)	$853		$792		8
Rest of World (C)
Devices	$291		$261		12%	9%
Masks and other	148		128		16	12

Total Rest of World (C)	$439		$389		13	10
Global revenue
Total Devices	$750		$694		8%	7%
Total Masks and other	542		487		11	10

Total Sleep and Breathing Health	$1,292		$1,181		9	8
Residential Care Software	172		167		3	2

Total	$1,464		$1,348		9	8

	Twelve Months Ended
	June 30, 2026	(A)	June 30, 2025	(A)	% Change	Constant Currency (B)
Americas (C)
Devices	$1,768		$1,654		7%
Masks and other	1,513		1,343		13

Total Americas (C)	$3,281		$2,998		9
Rest of World (C)
Devices	$1,124		$1,011		11%	6%
Masks and other	572		497		15	9

Total Rest of World (C)	$1,697		$1,507		13	7
Global revenue
Total Devices	$2,892		$2,665		9%	7%
Total Masks and other	2,085		1,840		13	12

Total Sleep and Breathing Health	$4,978		$4,505		10	9
Residential Care Software	676		641		5	4

Total	$5,653		$5,146		10	8

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(C)

Historically we have presented our geographical split of revenue as “U.S., Canada, and Latin America” and “Combined Europe, Asia, and other markets”. Effective this quarter, this presentation has been renamed to Americas (formerly U.S., Canada, and Latin America) and Rest of World (formerly Combined Europe, Asia, and other markets). The methodology for attributing revenue to these geographies remains unchanged. Revenue from prior periods is consistent and comparable to previous reporting.

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